[Dohan and Company LETTERHEAD]


                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


      As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-3 Registration Statement of our report dated March 19, 2005 included in the GlobeTel Communications Corp. (f/k/a American Diversified Group, Inc.) Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this Form S-3 Registration Statement.


/s/  Dohan and Company, CPA's, P.A.
-------------------------------------
DOHAN AND COMPANY, CPA's, P.A.
Certified Public Accountants

November 30, 2005